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                                                                    Exhibit 3.56

                                   BY-LAWS OF

                              ARTICLE I -- OFFICES

         Section 1-1. Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

         Section 1-2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                      ARTICLE II -- STOCKHOLDERS' MEETINGS

         Section 2-1. Place of Stockholders' Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

         Section 2-2. Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year, commencing with the year _____, at a date, time and place fixed by the Board of Directors.

         At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal.

         Section 2-3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix.

         Section 2-4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and hour of any meeting shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2-5. Quorum. At all meetings of stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

         Section 2-6. Voting List; Proxies. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
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         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

         Section 2-7. Informal Action by Stockholders. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members, who have not consented in writing.

                       ARTICLE III -- BOARD OF DIRECTORS

         Section 3-1. Number. The business and affairs of the Corporation shall be managed by a Board of Directors of no less than two (2) and no more than three (3) Directors as determined from time to time by the Board.

         Section 3-2. Place of Meeting. Meetings of the Board of Directors may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

         Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.

         Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

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            Section 3-5. Notices of Meetings of Board of Directors.

                  (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these by-laws, in which event one (1) day's notice shall be given of the time and place of such meeting.

                  (b) Special Meetings. At least one (1) day's notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

         Section 3-6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

         Section 3-7. Informal Action by the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 3-8. Powers.

                  (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                  (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                           (i) To declare dividends from time to time in
accordance with law;

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                           (ii) To confer upon any officer or officers of the
Corporation the power to choose, remove or suspend assistant officers, agents or servants;

                           (iii) To appoint any person, firm or corporation to
accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust;

                           (iv) To adopt, from time to time, such stock option,
stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                           (v) To adopt, from time to time, such insurance,
retirement, and other benefit plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                           (vi) To appoint a person or persons to vote shares of
another corporation held and owned by the Corporation;

                           (vii) To fix the place, time and purpose of meetings
of stockholders;

                           (viii) To purchase or otherwise acquire for the
Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation;

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                           (ix) To create, make and issue mortgages, bonds,
deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same;

                           (x) To appoint and remove or suspend such subordinate
officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit; and

                           (xi) To determine who shall be authorized on the
corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

         Section 3-9. Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

         Section 3-10. Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding shares entitled to vote. In case the Board of Directors or any one (1) or more Directors be so removed, new Directors may be elected at the same time.

         Section 3-11. Resignations. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

         Section 3-12. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors by the Board may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.

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         Section 3-13. Participation by Conference Telephone. Directors may
participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons at the meeting can hear each other, and such participation shall constitute presence at the meeting.

                             ARTICLE IV -- OFFICERS

         Section 4-1. Election and Office. The Corporation's principal officers shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including one or more assistant and honorary officers. Any number of offices may be held by the same person.

         Section 4-2. Powers and Duties of the Chariman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall have the usual duties of the chief executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these by-laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present, and shall preside at all meetings of the Board of Directors and, unless otherwise specified by the Board of Directors, shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

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         Unless otherwise determined by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

         Section 4-3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall perform the duties of the Chairman of the Board when the Chairman is unable to do so. He shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4-4. Powers and Duties of Vice Presidents. Unless otherwise determined by the Board of Directors, each Vice President shall have the powers and perform the duties as shall be designated by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs.

         Section 4-5. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

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         Section 4-6. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly., in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time. to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

         Section 4-7. Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

         Section 4-8. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         Section 4-9. Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause by the Board of Directors.

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                           ARTICLE V -- CAPITAL STOCK

         Section 5-1. Stock Certificates. Shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In base any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Section 5-2. Determination of Stockholders of Record. The Board of Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given; or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5-3. Transfer of Shares. Transfer of shares shall be made only upon the transfer books of the Corporation kept at an office of the Corporation, or by transfer agents designated to transfer shares of stock of the Corporation. Except where a certificate is issued in accordance with Section 5-4 of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         Section 5-4. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertified shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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                             ARTICLE VI -- NOTICES

         Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

         Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission.

         Section 6-3. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or by-laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

                              ARTICLE VII -- SEAL

         The form of the seal of the Corporation, called the corporate seal of the Corporation, shall be as impressed adjacent hereto.

                          ARTICLE VIII -- FISCAL YEAR

         The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

             ARTICLE IX -- RELIANCE UPON BOOKS, REPORTS AND RECORDS

         Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

                           ARTICLE X -- TIME PERIODS

         In applying any provision of these by-laws which require that an act be done or not done within a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                            ARTICLE XI -- AMENDMENTS

         These By-laws, original or as amended, may be adopted, amended, altered or repealed by the stockholders entitled to vote thereon at any regular or special meeting or by the Board of Directors as provided in the Certificate of Incorporation. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal by-laws.

                    ARTICLE XII -- INTERPRETATION OF BY-LAWS

         All words, terms and provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.


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